UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 12, 2025

Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Charlotte, North Carolina	28277-3607
(Address of Principal Executive Offices)	(Zip Code)

(844) 848-0137

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2025, DENTSPLY SIRONA Inc. (the “Company”) issued $550,000,000 aggregate principal amount of the Company’s 8.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Notes). The Notes were issued pursuant to the Company’s Registration Statement on Form S-3ASR, File No. 333-286281, dated March 31, 2025 (the “Notes Offering”).

The Notes were issued under an Indenture, dated May 26, 2020 (the “Base Indenture”), between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated June 12, 2025, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes mature on September 12, 2055 and bear interest (i) from, and including, the original issuance date to, but excluding, September 12, 2030 (“First Reset Date”) at a rate of 8.375% per year and (ii) from, and including, the First Reset Date, during each Reset Period (as defined in the Second Supplemental Indenture), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined in the Second Supplemental Indenture) as of the most recent Reset Interest Determination Date (as defined in the Second Supplemental Indenture) for such Reset Period plus a spread of 4.379%, to be reset on each Reset Date (as defined in the Second Supplemental Indenture); provided, that the interest rate during any Reset Period will not reset below 8.375% (which equals the initial interest rate on the Notes). Interest is payable on the Notes semi-annually in arrears on March 12 and September 12 of each year, beginning on September 12, 2025.

The Company may redeem the Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day during the period commencing on the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date for the Notes.

Copies of the Base Indenture, the Second Supplemental Indenture and the form of the Notes are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Base Indenture, the Second Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to such Exhibits.

A copy of the opinion of DLA Piper LLP (US) relating to the legality of the issuance and sale of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

On June 12, 2025, the Company used a portion of the proceeds from the Notes Offering to repay in full the outstanding principal and accrued interest due under the Company’s existing 364-day $435 million term loan (the “Bridge Loan Facility”). As a result of this repayment, the Bridge Loan Facility has been terminated (together with the agreements and instruments related thereto), and no additional interest or fees will accrue in respect of the Bridge Loan Facility. No early termination penalties or prepayment premiums were incurred by the Company in connection with the termination of the Bridge Loan Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 26, 2020, between DENTSPLY SIRONA Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 26, 2020)

4.2	Second Supplemental Indenture, dated as of June 12, 2025, between DENTSPLY SIRONA Inc. and Computershare Trust Company, N.A.

4.3	Form of 8.375% Junior Subordinated Notes due 2055 (included in Exhibit 4.1)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

Date: June 12, 2025	By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Executive Vice President, Corporate Development, General Counsel and Secretary